Exhibit 4.35
EXECUTION VERSION

DEED OF RELEASE AND AMENDMENT

14 MAY 2012

DRILLSHIP SKOPELOS OWNERS INC.
(as Owner)

OCEAN RIG DRILLING OPERATIONS B.V.
 (as Bareboat Charterer)

DRYSHIPS INC
(as Sponsor)

and
OCEAN RIG UDW INC.
(as Ocean Rig)

DRILLSHIPS INVESTMENT INC.
(as Parent Shareholder)

SKOPELOS SHAREHOLDERS INC.
 (as Parent)

with

DEUTSCHE BANK AG, LONDON BRANCH
(as Swap Bank)

DEUTSCHE BANK LUXEMBOURG S.A.
(as Facility Agent for itself and on behalf of various financial institutions as Lenders)

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT
(as Security Trustee)

DEUTSCHE BANK AG, LONDON BRANCH
(as Bookrunner and Mandated Lead Arranger)

and

DEUTSCHE BANK AG, LONDON BRANCH
(as Account Bank)

THIS DEED OF RELEASE AND AMENDMENT is dated 14 May 2012

BETWEEN:

(1)
DRILLSHIP SKOPELOS OWNERS INC. a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MI-I 96960 as borrower (the Owner);

(2)
OCEAN RIG DRILLING OPERATIONS B.V. a private company with limited liability (beslotenvennootschap) under the laws of the Netherlands, having its registered office at Claude Debussylaan 24, 1082 MD Amsterdam, the Netherlands, registered in the Netherlands in the trade register of the Amsterdam Chamber of Commerce under number 34392532 as bareboat charterer (the Bareboat Charterer);

(3)	DRYSHIPS INC. a corporation incorporated in the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the Sponsor);

(4)
OCEAN RIG UDW INC., a corporation incorporated in the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as guarantor (Ocean Rig);

(5)
DRILLSHIPS INVESTMENT INC., a corporation incorporated in the Marshall Islands and the sole shareholder of the Parent whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the Parent Shareholder);

(6)
SKOPELOS SHAREHOLDERS INC., a corporation incorporated in the Marshall Islands and the sole shareholder of the Owner whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the Parent);

(7)
DEUTSCHE BANK LUXEMBOURG S.A. as facility agent for itself and on behalf of the financial institutions listed in Schedule 1 (Original Lenders) as original lenders (the Original Lenders) (in this capacity the Facility Agent);

(8)	DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHAFT as security trustee (in this capacity the Security Trustee);

(9)	DEUTSCHE BANK AG, LONDON BRANCH as bookrunner and mandated lead arranger and bookrunner (in this capacity the Bookrunner and Mandated Lead Arranger);

(10)	DEUTSCHE BANK AG, LONDON BRANCH as account bank (the Account Bank); and

(11)	DEUTSCHE BANK AG, LONDON BRANCH as swap bank (in this capacity the Swap Bank).

WHEREAS:

(A)
Pursuant to a credit agreement dated 18 July 2008 as amended from time-to-time and most recently amended and restated on 20 February 2012 (the Credit Agreement) and now between, amongst others, the Owner as borrower, the Facility Agent and the Security Trustee, the Owner has agreed to borrow and the Original Lenders have agreed to lend upon the terms and conditions mentioned in the Credit Agreement.

(B)	The Finance Parties have agreed, amongst other things, to release and discharge the Sponsor Construction and Post-Delivery Guarantee.

(C)	Accordingly, the Parties have agreed to amend, or amend and restate, certain of the Finance Documents as set out in this Deed.

IT IS AGREED as follows:

1.           DEFINITIONS AND INTERPRETATION

(a)	In this Deed (including the recitals hereto) capitalised terms defined in the Amended and Restated Credit Agreement have, unless specified, the same meaning, and:

Amended and Restated Credit Agreement means the Credit Agreement in the form attached at Schedule 4 (Form of Amended and Restated Credit Agreement).

Credit Agreement Parties means the Owner, the Bookrunner and Mandated Lead Arranger, the Lenders, the Swap Bank, the Facility Agent and the Security Trustee.

DPP Parties means the Owner, the Bareboat Charterer, Ocean Rig, the Lenders, the Swap Bank, the Facility Agent, the Security Trustee and the Account Bank.

Effective Date means the date of execution by the Facility Agent of the Effective Date Notice.

Effective Date Notice means a notice to be signed by the Facility Agent substantially in the form set out in Schedule 2 (Form of Effective Date Notice) to this Deed.

Parties means the parties to this Deed.

Sponsor Guarantee means the guarantee and indemnity from the Sponsor in favour of the Security Trustee, substantially in the form attached at Schedule 6 (Form of Sponsor Guarantee) to this Deed

(b)
Clause 1.2 of the Credit Agreement shall be deemed to be part of this Deed and is hereby incorporated as if set out in full but with references therein to the Credit Agreement being replaced by references to this Deed.

2.           SPONSOR RELEASE

The Finance Parties agree that with effect from the Effective Date:

(a)           the Sponsor Construction and Post-Delivery Guarantee is released and discharged;

(b)
the Finance Parties shall have no further rights under the Sponsor Construction and Post-Delivery Guarantee and the Sponsor shall be released from any and all of its obligations under the Sponsor Construction and Post-Delivery Guarantee; and

(c)	the Sponsor shall be released from any and all of its obligations under any of the Finance Documents to which it is a party (save for the Sponsor Guarantee).

3.           AMENDMENTS, AMENDMENTS AND RESTATEMENTS

(a)
The Credit Agreement Parties each agree and acknowledge that on and from the Effective Date the Credit Agreement will be amended and restated so that it takes effect in the form of the document as set out in Schedule 4 (Form of Amended and Restated Credit Agreement).

(b)
The DPP Parties each agree and acknowledge that on and from the Effective Date the DPP will be amended and restated so that it takes effect in the form of the document as set out in Schedule 5 (Form of Amended and Restated DPP).

(c)
Each of the Parent and the Parent Shareholder and the Security Trustee (as parties to the Share Charge) agree and acknowledge in respect of clause 20.2 of the Share Charge, that the reference to "the Sponsor" shall be deleted and replaced with "Ocean Rig".

(d)	Each of the Owner and the Security Trustee (as parties to the Floating Charge) agree and acknowledge that the reference to "or the Sponsor" in clause 7.2(a) of the Floating Charge is deleted.

(e)
Each of the Owner and the Security Trustee (as parties to the Management Agreement Assignment) agree and acknowledge that the reference to "the Sponsor" in clause 3.1 of the Management Agreement Assignment shall be deleted and replaced with "the Manager".

(f)
Each of the Owner and the Security Trustee (as parties to the General Assignment) agree and acknowledge that the reference to "or the Sponsor" in paragraph (b) of the definition of "Assigned Rights" in clause 1.1 of the General Assignment shall be deleted.

(g)
The Facility Agent shall serve the Effective Date Notice on the other parties to this Deed when it has received all of the conditions precedent set out in Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of all of the Lenders).

4.           OCEAN RIG AND BAREBOAT CHARTERER CONFIRMATIONS

Each of Ocean Rig and the Bareboat Charterer confirms that notwithstanding the amendments contemplated by this Deed, its obligations arising under the Ocean Rig Guarantee in the case of Ocean Rig and under the Bareboat Charterer Guarantee in the case of the Bareboat Charterer shall remain unaffected and in full force and effect in respect of the obligations of the Owner under the Finance Documents with the exception of the amendments below:

(a)	With effect from the Effective Date, the following amendments will be made to the Ocean Rig Guarantee:

(i)           In clause 1.1, the following new definitions shall be added:

"Cash means:

(a)	cash in hand legally and beneficially owned by a member of the Group; and

(b)
cash deposits legally and beneficially owned by a member of the Group, and which are deposited with (i) the Lenders, (ii) any other deposit taking institution having a rating of at least A- from Standard & Poor's Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, (iii) EFG Eurobank Ergasias S.A. or (iv) any other bank or financial institution approved by the Facility Agent (on behalf of the Majority Lenders) which in each case:

(A)	is free from any Security Interest, other than pursuant to the Security Documents;

(B)	is otherwise at the free and unrestricted disposal of the relevant member of the Group , by which it is owned; and

(C)
in the case of cash in hand or cash deposits held by a member of the Group, other than the Owner, is (in the opinion of the Facility Agent, upon such documents and evidence as the Facility Agent may require the Owner to provide in order to form the basis of such opinion) capable or, upon the occurrence of an Event of Default, would become capable of being paid without restriction to the Owner within five (5) Business Days of its request or demand therefore either by way of a dividend or by way of a repayment of principal (or the payment of interest thereon) in respect of an intercompany loan from the Borrower to that Subsidiary."

"Cash Equivalents means at any time:

(a)
any investment in marketable debt obligations issued or guaranteed by (i) agovernment or (ii) an instrumentality or agency of a government and in respect of (i) and (ii) having a credit rating of either A-1 or higher by Standard & Poor's Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(b)	commercial paper (debt obligations) not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom or Norway;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)
which has a credit rating of at least A-1 or higher by Standard & Poor's Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe;

(c)
any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Group Services or the equivalent with any other principal credit rating agency in the United States of America or Europe, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (b) above and (iii) can be turned into cash on not more than 5 days' notice; or

(d)	any other debt security approved by the Facility Agent (on behalf of the Majority Lenders),

in each case, to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest."

"Restricted Cash means cash deposits legally and beneficially owned by a member of the Group, and which are deposited (i) in the Debt Service Reserve Account; (ii) in the Debt Service Reserve Account (as defined in the Sister Loan Agreement); and (iii) in the accounts of Drillships Holdings Inc. held with Nordea Bank Finland plc. and ABN AMRO Bank N.V. in which Drillships Holdings Inc. shall maintain its minimum liquidity in line with the provisions of the loan agreement dated 15 April 2011 between, amongst others, Drillships Holdings Inc. as borrower and Nordea Bank Finland plc as agent, in respect of the financing of the Group vessels "OCR Corcovado" and "OCR Olympia"; and (iv) in the accounts of

Drill Rigs Holdings Inc. (or its subsidiaries) held with DNB Bank ASA in line with the minimum liquidity clause of the loan agreement dated 19 November 2009 between, amongst others, various companies as borrower and DNB as agent, in respect of the financing of the Group vessels "Eirik Raude" and "Leiv Eiriksson"."

(ii)	In clause 1.1, the definition of "Secured Liabilities" shall be deleted and replaced with the following:

"Secured Liabilities means all present and future obligations and liabilities (actual or contingent) of the Owner, the Parent, the Parent Shareholder, the Sister Owner, the Sister Parent or the Guarantor to the Secured Parties or any of them under or in connection with any Finance Document or any Sister Finance Document.";

(iii)	Clause 2.5(c) shall be deleted and replaced with the following:

"the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person (including, without limitation, the right to make a claim against the Bareboat Charterer under the Bareboat Charterer Guarantee and the neglect to take up or enforce the Bareboat Charterer Guarantee);";

(iv)	Clause 2.6(a) shall be deleted and replaced with the following:

"The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause (including, without limitation, proceeding against or enforcing any right to claim payment from the Bareboat Charterer under the Bareboat Charterer Guarantee).";

(v)	Clause 2.7(a)(i) shall be deleted and replaced with the following:

"refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts (including, without limitation, the right to make a claim against the Bareboat Charterer under the Bareboat Charterer Guarantee);";

(vi)	Clause 2.8(ii) shall be deleted and replaced with the following:

"be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause (including, in particular but without limitation, any right of contribution or indemnity from the Bareboat Charterer as guarantor under the Bareboat Charterer Guarantee);";

(vii)	Clause 7.10(b) shall be deleted and replaced with the following:

“(b)         pay any dividend or make any other form of distribution or effect any form of redemption or return of share capital, provided that the Guarantor may in any financial year pay a dividend or make any such other form of distribution which does not exceed in aggregate 50 per cent. of the Net Income for such financial year subject to:

(i)
the Guarantor procuring that notwithstanding Clause 7.14(e) below, on, and at all times during the period of twelve (12) months from, the date of payment of such dividend, making of any such other form of distribution, or effecting of any such form of redemption or return of share capital, Ocean Rig and all other members of the Group shall have and shall maintain Cash, Cash Equivalents and Restricted Cash in an aggregate amount of not less than US$200,000,000, evidence of compliance to be provided prior to any such dividend, or other form of distribution by way of a cash-flow forecast including details of:

(A)	all committed payments in relation to capital expenditure;

(B)	scheduled repayments of debt; and

(C)	scheduled debt drawdowns under committed facilities; and

(ii)	no Event of Default having occurred and which is continuing at the relevant time or resulting from the payment of a dividend or the making of any other form of distribution.";

(viii)	Clause 7.14(e) shall be deleted and replaced with the following:

"(e)
subject to Clause 7.10(b), at all times there is available to the Guarantor and all the other members of the Group an aggregate amount of not less than US$100,000,000 in immediately freely available and unencumbered bank or cash balances.".

(b)	The following amendments will be made to the Bareboat Charterer Guarantee:

(i)	Clause 2.4(c) shall be deleted and replaced with the following:

"the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person (including, without limitation, the right to make a claim against Ocean Rig under the Ocean Rig Guarantee and the neglect to take up or enforce the Ocean Rig Guarantee);";

(ii)	Clause 2.5(a) shall be deleted and replaced with the following:

"The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Guarantor under this Clause (including, without limitation, proceeding against or enforcing any right to claim payment from Ocean Rig under the Ocean Rig Guarantee).";

(iii)	Clause 2.6(a)(i) shall be deleted and replaced with the following:

"refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) against those amounts (including, without limitation, the right to make a claim against Ocean Rig under the Ocean Rig Guarantee); or";

(iv)	Clause 2.7(ii) shall be deleted and replaced with the following:

"be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this Clause (including, in particular but without limitation, any right of contribution or indemnity from Ocean Rig as guarantor under the Ocean Rig Guarantee);";

(v)	Clause 7.13(a) shall be deleted and replaced with the following:

"maintain and preserve the Vessel in good working order and repair (ordinary wear and tear excepted), seaworthy, in efficient operating condition and, in any event, to a standard at least equivalent to vessels managed and/or operated by the Manager and Ocean Rig's group and the recommendations of the Builder;".

5.	JOINT AND SEVERAL LIABILITY

In respect of the guarantee and indemnity of the Owner's obligations under the Finance Documents provided by each of the Bareboat Charterer and Ocean Rig under the Bareboat Charterer Guarantee and the Ocean Rig Guarantee respectively, and where any obligation, representation, warranty or undertaking is expressed to be made, undertaken or given by the Bareboat Charterer in the Bareboat Charterer Guarantee and by Ocean Rig in the Ocean Rig Guarantee, the Bareboat Charterer and Ocean Rig shall be jointly and severally responsible in respect of it. The Security Trustee may take action against or release or compromise in whole or in part the liability of any other party under this Deed or grant any time or other indulgence without affecting the liability of the others.

6.	NOTICES

Clause 19 (Notices) of the DPP (as attached at Schedule 5) shall apply to this Deed as if set out in full herein, with the addition of the following contact details for the Parent and the Parent Shareholder:

Address:	c/o Ocean Rig UDW Inc. 10 Skopa st. Tribune House P.C. 1075, Nicosia Cyprus
Fax number:	+357 22 76 75 15
Attention:	Mr Savvas D Georgiades

7.	FINANCE DOCUMENTS

(a)	This Deed is a Finance Document.

(b)
The Parties each agree that as of the Effective Date each reference in the Finance Documents (other than in this Deed) to the Credit Agreement, the DPP, the Ocean Rig Guarantee, the Bareboat Charterer Guarantee, Share Charge, the Floating Charge, the Management Agreement Assignment and the General Assignment (including the Schedules (howsoever described)) shall be construed as a reference to that document as amended, or as the case may be amended and restated in accordance with the terms of this Deed.

(c)	Save as expressly provided in this Deed, each of the Parties confirms that each of the Finance Documents to which it is a party remains in full force and effect.

8.	COUNTERPARTS

This Deed may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

9.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it, is governed by and shall be construed in accordance with English law and the parties irrevocably submit to the jurisdiction of the Courts of England and Wales, including in connection with any dispute relating to any non-contractual obligations arising out of or in connection with this Deed.

10.	ENFORCEMENT

Clause 36 (Enforcement) of the Amended and Restated Credit Agreement shall apply to this Deed as if set out in full herein.

11.	SERVICE OF PROCESS

(a)
Each of the Owner, the Bareboat Charterer, the Sponsor and Ocean Rig, the Parent and the Parent Shareholder irrevocably appoints Ince Process Agents Ltd of International House, 5th Floor, 1st Katherine's Way, London, ElW 1 AY (attn: Mr. Michael Volikas) as its agent under this Deed for service of process in any proceedings before the English courts in connection with this Deed.

(b)
If any person appointed as process agent under this Clause is unable for any reason to act as agent for service of process, the party appointing such process agent must forthwith (and in any event within five (5) days of the event taking place) appoint another agent on terms acceptable to the Security Trustee (acting reasonably). Failing this, the Security Trustee may appoint another process agent for this purpose.

(c)	The Owner, the Bareboat Charterer, the Sponsor and Ocean Rig each agree that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)	This Clause 11 does not affect any other method of service allowed by law.

IN WITNESS WHEREOF this DEED has been entered into by the parties to it on the day and year first above written.

SCHEDULE 1

ORIGINAL LENDERS

Deutsche Bank AG, London Branch

Eksportfinans ASA

The Export-Import Bank of Korea

DVB Bank N.V., Nordic Branch

Helaba Landesbank Hessen-Thüringen Girozentrale, New York Branch

SCHEDULE 2

FORM OF EFFECTIVE DATE NOTICE

Deed of Release and Amendment dated [•] 2012 in relation to, amongst other things, a credit agreement between, amongst others, Drillship Skopelos Owners Inc. as borrower and Deutsche Bank Luxembourg S.A. as facility agent and dated 18 July 2008 as amended from time-to-time in respect of the drillship "Ocean Rig Mykonos" (the Agreement) (the Deed of Release and Amendment)

We refer to the Deed of Release and Amendment. Terms not defined herein are as defined in the Deed of Release and Amendment.

Pursuant to clause 3 of the Deed of Release and Amendment, we hereby confirm that the conditions precedent set out in Schedule 3 (Conditions Precedent) to the Deed of Release and Amendment have been satisfied. Accordingly, the Effective Date shall be [●] 2012.

For and on behalf of
Deutsche Bank Luxembourg S.A.
in its capacity as Facility Agent

___________________
By:

Title:

Dated:                       [●] 2012

SCHEDULE 3

CONDITIONS PRECEDENT

1.	An original of each of the following documents (the Documents) duly executed by the parties to them, together with all notices thereto:

(a)	this Deed; and

(b)	the Sponsor Guarantee.

2.
From  and in relation to the Owner, the Bareboat Charterer, Ocean Rig, the Parent and the Parent Shareholder refresh certificates, update report or, as the case may be confirmation and satisfactory evidence of continued compliance with the conditions precedent referred to in part 1 of schedule 2 to the Credit Agreement at paragraphs 2, 3, 18, 19 and 21.

3.	Up-to-date certificates of good standing of Owner, Ocean Rig, the Parent, the Parent Shareholder and the Sponsor dated no more than two Business Days prior to the Effective Date.

4.	A certified copy of a resolution of the board of directors of each of the Owner, the Parent, the Parent Shareholder, the Sponsor, Ocean Rig and the Bareboat Charterer:

(a)	approving the terms of, and the transactions contemplated by, the Documents to which it is party and resolving that it executes each such Document then to be executed;

(b)	authorising a specified person or persons to execute on its behalf the Documents to which it is party, then to be executed; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Documents to which it is party then to be executed, together with a certified copy of the related shareholder resolutions of each of those entities where applicable.

5.
A power of attorney of each of the Owner, the Parent, the Parent Shareholder, the Sponsor, Ocean Rig and the Bareboat Charterer issued, and not amended or rescinded, authorising the execution by the attorneys named therein of the Documents to which it is party.

6.	A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 4 and 5 above.

7.
Evidence of appointment of process agent by each of the Bareboat Charterer, Ocean Rig, the Owner, the Parent, the Parent Shareholder and the Sponsor in relation to each of the Documents to which it is a party.

8.
Copies of such other documents and/or legal opinions which, based on legal advice received from the relevant advisers referred to in this Deed and which are reasonably required to evidence the legality, validity and enforceability of the obligations of the parties to, or in connection with, any of the Documents.

SCHEDULE 4

FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 5

FORM OF AMENDED AND RESTATED DPP

SCHEDULE 6

FORM OF SPONSOR GUARANTEE

SIGNATORIES

SKOPELOS–DEED OF REALEASE, UNDERTAKING AND AMENDMENT

Owner

SIGNED as a deed by	)
DRILLSHIP SKOPELOS OWNERS INC.	)	/s/ Dimitrios Glynos
acting by its attorney DIMITRIOS GLYNOS	)	Drillship Skopelos Owners Inc. by its attorney
in the presence of:	)

Witness’s Signature:	/s/ Nikiforos G. Sifakis

Name:	Nikiforos G. Sifakis
Attorney-at-Law
Address:	52, Ag. Konstantinou Street 15124-Marousi
Athens, Greece
Tel: +302106140810
Fax: +302106140267

The Sponsor

SIGNED as a deed by	)
DRYSHIPS INC.	)	/s/ Dimitrios Glynos
acting by its attorney DIMITRIOS GLYNOS	)	DryShips Inc. by its attorney
in the presence of:	)

Witness’s Signature:	/s/ Nikiforos G. Sifakis

Name:	Nikiforos G. Sifakis
Attorney-at-Law
Address:	52, Ag. Konstantinou Street-15124 Marousi
Athens, Greece
Tel: +302106140810
Fax: +302106140267

Ocean Rig

SIGNED as a deed by	)
OCEAN RIG UDW INC.	)	/s/ Dimitrios Glynos
acting by its attorney DIMITRIOS GLYNOS	)	Ocean Rig UDW Inc. by its attorney
in the presence of:	)

Witness’s Signature:	/s/ Nikiforos G. Sifakis

Name:	Nikiforos G. Sifakis
Attorney-at-Law
Address:	52, Ag. Konstantinou Street 15124 Marousi
Athens Greece
Tel: +302106140810
Fax: +302106140267

The Bareboat Charterer

SIGNED as a deed by	)
OCEAN RIG DRILLING OPERATINS B.V.	)	/s/ Dimitrios Glynos
by its attorney	)	Ocean Rig Drilling Operatins B.V. by its attorney
)
in the presence of:	)

Witness’s Signature	/s/ [Illegible]

Name:	[Illegible]

Address:

The Parent Shareholder

SIGNED as a deed by	)
DRILLSHIPS INVESTMENT INC.	)	/s/ Dimitrios Glynos
acting by its attorney DIMITRIOS GLYNOS	)	Drillships Investment Inc. by its attorney
in the presence of:	)

Witness’s Signature:	/s/ Nikiforos G. Sifakis

Name:	Nikiforos G. Sifakis
Attorney-at-Law
Address:	52, Ag. Konstantinou Street-15124 Marousi
Athens, Greece
Tel: +302106140810
Fax: +302106140267

The Parent

SIGNED as a deed by	)
SKOPELOS SHAREHOLDERS INC.	)	/s/ Dimitrios Glynos
acting by its attorney DIMITRIOS GLYNOS	)	Skopelos Shareholders Inc. by its attorney
in the presence of:	)

Witness’s Signature:	/s/ Nikiforos G. Sifakis

Name:	Nikiforos G. Sifakis
Attorney-at-Law
Address:	52, Ag. Konstantinou Street-15124 Marousi
Athens, Greece
Tel: +302106140810
Fax: +302106140267

The Facility Agent for itself and on behalf of each Lender

By: /s/ M. Heinemann	/s/ Ewerhardy
M. Heinemann	Ewerhardy

as authorized signatory for

DEUTSCHE BANK LUXEMBOURG S.A.

The Security Trustee

By: /s/ Carola Roth	/s/ Dr. Bastian [Illegible]
Carola Roth	Dr. Bastian [Illegible]

as authorized signatory for

DEUTSCHE BANK AG FILIALE DEUTSCHLANDESCHÄFT

The Bookrunner and Mandated Lead Arranger

By: /s/ Ross D. Cloney	/s/ Daniel Pietrzak
Ross D. Cloney	Daniel Pietrzak
Authorised Signatory	Managing Director

as authorized signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Account Bank

By: /s/ Ross D. Cloney	/s/ Daniel Pietrzak
Ross D. Cloney	Daniel Pietrzak
Authorised Signatory	Managing Director

as authorized signatory for

DEUTSCHE BANK AG, LONDON BRANCH

The Swap Bank

By: /s/ Ross D. Cloney	/s/ Daniel Pietrzak
Ross D. Cloney	Daniel Pietrzak
Authorised Signatory	Managing Director

as authorized signatory for

DEUTSCHE BANK AG, LONDON BRANCH